Exhibit 23.1

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 9, 2011 (except as to Note 24, which is as of May 30, 2011) relating to the consolidated financial statements of Western Wind Energy Corp., appearing in the Annual Report on Form 20-F of Western Wind Energy Corp. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Vancouver, Canada
December 23, 2011